UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2014

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Route 17 North, 6th Floor,
Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing (as defined below) is incorporated by reference in this Item 1.01.

Item 1.03	Bankruptcy or Receivership.

Bankruptcy Filing

On June 18, 2014, Kid Brands, Inc. (the “Company”) and certain of its U.S. subsidiaries (collectively with the Company, the “Debtors”) each filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). The Debtors have proposed to jointly administer their chapter 11 cases under the caption In re Kid Brands, Inc. Case No. 14-22582 (the “Chapter 11 Case”). All documents filed with the Bankruptcy Court are available for inspection at the Office of the Clerk of the Bankruptcy Court or online at www.omnimgt.com.

Each of the Debtors remains in possession of its respective assets and will continue to operate its respective business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court, and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

In connection with the Chapter 11 Case, the Debtors filed motions seeking Bankruptcy Court approval of, among other things, Debtor-in-Possession financing on the terms set forth in the Debtor-in-Possession Credit Agreement, dated as of June 18, 2014 (the “DIP Credit Agreement”), by and among the Company and the other Debtors, each a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code (collectively, the “Borrowers”), the guarantors from time to time party thereto, the lenders from time to time party thereto and Salus Capital Partners, LLC (the “Agent”), as administrative agent and collateral agent (the “DIP Financing”). The DIP Financing provides for senior secured superpriority debtor-in-possession financing facilities in an aggregate amount of up to $49 million, consisting of a $27 million asset based revolving credit facility, subject to a borrowing base based upon receivables and inventory (the “Receivables/Inventory ABL”), and a $22 million asset based revolving credit facility, subject to a borrowing base based upon intellectual property assets (the “IP ABL”). The Debtors have requested of the Bankruptcy Court subject to satisfaction of conditions to borrowing that the entire Receivables/Inventory ABL and IP ABL will be available upon entry of the interim order of the Bankruptcy Court. The proceeds of the DIP Financing will be immediately used in part to repay the lender amounts outstanding under the pre-petition credit facility provided by Salus Capital Partners, LLC, as administrative agent, and a group of lenders party thereto, as to which there is approximately $44.4 million in borrowings outstanding.

The maturity date of the loans made under the DIP Credit Agreement is the earliest to occur of (i) June 15, 2015, (ii) the date on which Agent provides notice that an event of default has occurred, (iii) the effective date of the Debtor plan of reorganization or liquidation and (iv) the date on which a sale of substantially all of the assets of the Company shall have occurred. Loans under the Receivables/Inventory ABL bear interest at the rate of LIBOR plus 10% and loans under the IP ABL bear interest at a rate of LIBOR plus 15%. The obligations of the Borrowers under the DIP Credit Agreement are required to be unconditionally guaranteed by future active subsidiaries of the Company. Subject to certain exceptions, the obligations of the Borrowers and the guarantors under the DIP Credit Agreement and the other loan documents are secured by first priority liens on substantially all of the assets of the Borrowers and the guarantors, if any, and 100% pledge of the equity interests of certain of the Borrowers’ direct and indirect subsidiaries. The DIP Credit Agreement requires the Borrowers to comply with a financial covenant relating to a maximum variance of results from projections that are delivered to the Agent.

Events of default under the DIP Credit Agreement include, among others, failure to pay any principal, interest or other amounts due under the DIP Credit Agreement, breach of specific covenants and a change of control of the Company. Upon an event of default, the Agent may declare the outstanding obligations under the DIP Credit Agreement to be immediately due and payable and exercise other rights and remedies provided for thereunder.

The Debtors currently intend to seek approval of the Bankruptcy Court of an auction and sale of substantially all of their assets under section 363 of the Bankruptcy Code.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 attached hereto and incorporated by reference herein.

On June 19, 2014, the Company issued a press release announcing the filing of the Chapter 11 case. A copy of the Press Release is attached hereto as Exhibit 99.1.

Risk Related the Company’s Common Stock

The Company cannot predict what the ultimate value of its common stock may be or whether the holders of common stock will receive any distribution in the bankruptcy proceedings; however, it is likely that the Company’s common stock will have very little or no value given the amount of the Company’s liabilities compared to its assets.

The Company’s shareholders are cautioned that trading in shares of the Company’s equity securities during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing is incorporated by reference in this Item 2.03.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing described in Item 1.03 above, which is incorporated by reference into this Item 2.04, constituted an event of default under certain agreements to which the Company and/or its subsidiaries are a party, including the Company’s pre-petition credit facility described below, and triggered repayment obligations of the Company and certain of its subsidiaries and/or gave rise to certain other rights and remedies, including termination rights, of the counterparties. The event of default under the pre-petition credit facility resulting from the Bankruptcy Filing was in addition to other events of default under the pre-petition credit facility previously disclosed by the Company. The Company believes that any efforts to enforce any payment obligations or rights and remedies under any such agreements are subject to limitation by, and automatically stayed as a result of, the Bankruptcy Filing and the applicable provisions of the Bankruptcy Code. The Bankruptcy Filing and/or related circumstances constituted an event of default or otherwise triggered rights and remedies of counterparties under the Credit Agreement, dated as of December 21, 2012, among the Company, specified domestic subsidiaries party thereto, Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent, and the other lenders from time to time party thereto with respect to approximately $44.4 million principal amount, together with accrued and unpaid interest outstanding. The proceeds of the DIP Financing described above under Item 1.03 will be immediately used in part to repay this outstanding amount.

As a result of the filing of the Chapter 11 Case, the Company believes that the ability of the Debtors’ creditors to seek remedies to enforce their rights against the Debtors under these and other agreements are stayed and creditor rights of enforcement against the Debtors are subject to the applicable provisions of the Bankruptcy Code.

Section 5. Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Restructuring Officer

On June 17, 2014, the Board of Directors approved the appointment of Glenn Langberg, 54, as the Chief Restructuring Officer of the Company. Since 1989, Mr. Langberg has served as the Chief Executive Officer of GRL Capital Advisors, LLC, which, through a prior name, he founded in 1989. During such time, Mr. Langberg has served as the Chief Executive Officer, Chief Financial Officer, Chief Restructuring Officer, as well as a director and an advisor to more than 20 companies, most recently, Big M Inc., (2012—2014) and Dots Inc. (since 2014), where he has provided business advisory services, operational analysis, due diligence support and financial restructuring advice to such companies. Mr. Langberg received his B.A. from Brandeis University.

Compensatory Arrangements

On June 17, 2014, GRL entered into an engagement letter with the Company under which (i) Glen Langberg will serve as the Chief Restructuring Officer of the Company and (ii) GRL and Mr. Langberg will assist the Company and the other Debtors with all phases of the Chapter 11 Case and will provide advisory services as set forth in the engagement letter. Under the terms of the engagement letter, GRL received a retainer of $75,000 and, subject to approval of the Bankruptcy Court, will receive compensation on an hourly basis based on the billing rates set forth in engagement letter, including $595 per hour for Mr. Langberg, and reimbursement for expenses reasonably incurred in connection with the services provided. The $75,000 retainer will be applied toward the invoices received by the Company.

The foregoing is qualified in its entirety by reference to the full text of the engagement letter, a copy of which is filed as Exhibit 10.2 attached hereto.

Section 8. Other Events

Item 8.01	Other Events.

As has been previously disclosed, the Company’s subsidiary, LaJobi, Inc. (“LaJobi”) was selected by U.S. Customs and Border Protection (“U.S. Customs”) for a “Focused Assessment” of its import practices and procedures, which commenced in January 2011. In preparing for this “Focused Assessment,” the Company found certain potential issues with respect to LaJobi’s import practices and submitted a preliminary voluntary prior disclosure to U.S. Customs due to issues regarding customs duty paid on products imported into the U.S. Upon becoming aware of these issues, the board of directors of the Company initiated an investigation, which found instances at LaJobi in which incorrect anti-dumping duties were applied on certain wooden furniture imported from vendors in the PRC, resulting in a violation of anti-dumping laws.

In the fourth quarter of 2012, the Company completed LaJobi’s voluntary prior disclosure to U.S. Customs, including the Company’s final determination of amounts it believes are owed for all relevant periods. The Company estimated that LaJobi will owe an aggregate of approximately $7.0 million relating to anti-dumping duties to U.S. Customs for the period commencing April 2, 2008 (the date of purchase of the LaJobi assets by the Company) through March 31, 2014, and the Company is fully accrued for all such amounts. In addition, the Company has accrued approximately $1.2 million for possible interest owed. The completed voluntary prior disclosure submitted to U.S. Customs in the fourth quarter of 2012 included proposed settlement amounts and proposed payment terms with respect to the anti-dumping duties owed by LaJobi (the “Settlement Submission”), as well as a payment of $0.3 million, to be credited against the amount that U.S. Customs determines is to be paid in satisfaction of LaJobi’s Customs duty matters.

On June 13, 2014, the Company received a pre-penalty notice (the “Pre-Penalty Notice”) from U.S. Customs in response to the Prior Disclosure. U.S. Customs determined that LaJobi’s actions resulted in an actual loss of revenue of $7,050,626.28, of which $7,005,618.00 U.S. Customs determined to still be outstanding. In the pre-penalty notice, U.S. Customs states that it is also contemplating the issuance of a claim for monetary penalty against LaJobi and the Company in the amount of $7,050,626.28, based on a proposed culpability level of fraud, equal to 100 percent of the lawful duties, taxes, and fees of which U.S. Customs has determined it was deprived as a result of the violations. The pre-penalty notice also indicates that the penalty could be reduced to interest from the dates the import entries liquidated if it is ultimately determined that the level of culpability was negligence or gross negligence, and not fraud. The Company has until June 20, 2014 to make an oral and written presentation to U.S. Customs as to why the monetary penalty should not be issued as proposed. If U.S. Customs issues the Notice of Penalty, it will demand immediate payment of $7,005,618.00. The Company intends to respond to the Pre-Penalty Notice in an attempt to mitigate the amounts claimed. The Company intends to continue pursuing a global settlement that would incorporate any U.S. Customs claims related to this matter.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Debtor-In-Possession Credit and Security Agreement, dated June 18, 2014 by and among Kid Brands, Inc. and the other debtors, each a debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, the guarantors from time to time party thereto, the lenders from time to time party thereto and Salus Capital Partners, LLC, as administrative agent and collateral agent

10.2	Engagement Letter dated June 17, 2014 between the Company and GRL Capital Advisors, LLC

99.1	Press Release dated June 18, 2014 announcing a Voluntary Chapter 11 Petition

Cautionary Note Regarding Forward-Looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including the outcome of the Chapter 11 filing and the outcome of the U.S. Customs action, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Additional written and oral forward-looking statements may be made by us from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management and assumptions regarding our future performance. Forward-looking statements include, but are not limited to, words such as “believe,” “plan,” “anticipate,” “estimate,” “project”, “may”, “planned”, “potential”, “should”, “will, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect,” “intend,” “seek” or the negative of or other variations on these and other similar expressions. We caution readers that results predicted by forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, those contained in the Current Report on Form 8-K and those set forth under Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K, and subsequent filings with the SEC. Forward-looking statements are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2014	KID BRANDS, INC.

	By:	/s/ Kerry Carr
Kerry Carr
Executive Vice President, Chief Operating Officer and Chief Financial Officer